Exhibit 99.1

SELECTED HISTORICAL FINANCIAL INFORMATION OF ALPINE HIGH MIDSTREAM

The following table shows selected historical financial information of Alpine High Midstream for the periods and as of the dates indicated. The selected historical financial information of Alpine High Midstream as of December 31, 2017 and 2016 and for the year ended December 31, 2017 and the period from inception of Apache’s Alpine High operations (May 26, 2016) through December 31, 2016 was derived from the audited combined historical financial statements of Alpine High Midstream included in the Proxy Statement beginning on page Fin-28 and are incorporated herein by reference. The selected historical financial information of Alpine High Midstream as of September 30, 2018 and for the nine months ended September 30, 2018 and 2017 was derived from the unaudited combined interim financial statements of Alpine High Midstream set forth in Item 9.01 in this Current Report on Form 8-K and incorporated herein by reference in Exhibit 99.4 hereto. The combined financial statements of Alpine High Midstream reflect the combined results of operations of Alpine High Gathering, Alpine High Pipeline, Alpine High Processing, and Alpine High NGL, which operate and conduct Apache’s Alpine High midstream business.

Alpine High Midstream’s historical results are not necessarily indicative of the future operating results. The selected financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Alpine High Midstream,” set forth in this Current Report on Form 8-K and incorporated by reference in Exhibit 99.3 hereto, as well as the combined historical financial statements of Alpine High Midstream and accompanying notes referenced above.

	Nine Months Ended September 30,		Year Ended December 31,	Period from May 26, 2016 (Inception) through December 31,
	2018	2017	2017	2016
	(in thousands)
Statement of Operations Data:
Total revenues	$50,053	$6,938	$15,142	$—
Total operating expenses	64,807	12,421	26,676	—
Net loss before income taxes	(14,754)	(5,483)	(11,534)	—
Net loss	$(5,021)	$(6,257)	$(18,575)	$—

Other Financial Data:
Adjusted EBITDA(1)	$(350)	$(2,609)	$(5,543)	$—

	As of September 30,	As of December 31,
	2018	2017	2016
	(in thousands)
Balance Sheet Data:
Current assets	$10,696	$6,165	$—
Property and equipment, net	$1,048,829	$699,586	$155,967

Total assets	$1,062,217	$705,751	$155,967

Current liabilities	$78,758	$124,471	$96,626
Total liabilities	$107,486	$149,701	$96,626
Partner’s capital	$954,731	$556,050	$59,341

Total liabilities & partner’s capital	$1,062,217	$705,751	$155,967

(1)	Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, see “Non GAAP Financial Measure” below.

Non-GAAP Financial Measure

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by Alpine High Midstream’s management and external users of its financial statements. Alpine High Midstream defines Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation, and accretion, and also excludes (when applicable) impairments and other items affecting comparability of results to peers. Adjusted EBITDA is not a measure of net income as determined by accounting principles generally accepted in the United States of America (“GAAP”).

Alpine High Midstream management believes Adjusted EBITDA is useful for evaluating operating performance and comparing its results of operations from period-to-period and against its peers without regard to Alpine High Midstream’s financing or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or any other measure determined in accordance with GAAP or as an indicator of Alpine High Midstream’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing Alpine High Midstream’s financial performance, such as the impacts of a partnership tax structure and the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that results will be unaffected by unusual or non-recurring items. Additionally, computation of Adjusted EBITDA for Alpine High Midstream may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDA to net loss, Alpine High Midstream’s most directly comparable financial measure calculated and presented in accordance with GAAP.

	Nine Months Ended September 30,		Year Ended December 31,	Period from May 26, 2016 (Inception) through December 31,
	2018	2017	2017	2016
	(in thousands)
Adjusted EBITDA reconciliation to net loss:

Net loss	$(5,021)	$(6,257)	$(18,575)	$—
Interest expense	—	—	—	—
Income tax provision (benefit)	(9,733)	774	7,041	—
Depreciation and accretion	14,404	2,874	5,991	—
Impairments	—	—	—	—

Adjusted EBITDA	$(350)	$(2,609)	$(5,543)	$—